                              TERMINATION AGREEMENT

     This Termination Agreement is entered into this the 11th day of February 1999, effective as of January 15, 1999, by and between Texstar Petroleum, Inc., a wholly owned subsidiary of Benz Energy Ltd. (the "Company"), Ernest J. LaFlure ("LaFlure"), Prentis B. Tomlinson, Jr. ("Tomlinson") and Benz Energy Ltd., a Yukon territories corporation ("Benz")

                              W I T N E S S E T H:

     WHEREAS, the Company entered into an Employment Agreement with LaFlure dated September 30, 1997, effective as of October 15, 1997, to which Employment Agreement reference is hereby made; and

     WHEREAS, Tomlinson executed a guaranty in favor of LaFlure guaranteeing the payment of $1,500,000 less all forms of compensation actually received by LaFlure under Paragraphs 3 and 4 of the Employment Agreement (other than any overriding royalties received from the Partnership during the three years LaFlure is employed by the Company) to which Guaranty reference is hereby made; and

     WHEREAS, Benz granted to LaFlure a Stock Option dated December 18, 1997 covering 300,000 shares of Benz common stock, to which Stock Option Agreement reference is hereby made; and

     WHEREAS, the Company desires to terminate LaFlure's employment without cause; and

     WHEREAS, the Company, LaFlure, Benz and Tomlinson desire to modify the payment of the Agreed Liquidated Damages as set forth in Paragraph 15 of the Employment Agreement, to which reference is hereby made; and

     WHEREAS, Benz desires to grant to LaFlure a new Stock Option as hereinafter set forth in lieu of the Stock Option for 300,000 shares of Benz dated December 18, 1997; and

     WHEREAS, the parties hereto agree that Tomlinson's personal Guaranty dated October 15, 1997 effective as of September 15, 1997, will remain in full force and effect; and

     WHEREAS, the Company and Benz have requested LaFlure to resign all of his positions with the Company and Benz except his position as a Director of the Company and Benz upon the execution of this Termination Agreement.

     NOW, THEREFORE, for and in consideration of the mutual benefits to be gained by the performance hereof, the Company, LaFlure, Tomlinson and Benz do hereby agree as follows:

1. RESIGNATION. Contemporaneously herewith, LaFlure shall execute a resignation resigning all of his positions with the Company and Benz, except as a Director of Benz and the Company in the form attached hereto as Exhibit "A". In addition LaFlure shall execute an additional Resignation as a Director of Benz in the form attached hereto as Exhibit "A-1".

2. LIQUIDATED DAMAGES. Paragraph 15 of the Employment Agreement with respect to the Agreed Liquidated Damages for termination of LaFlure's employment without cause, is hereby amended as follows:

     LaFlure is entitled to Agreed Liquidated Damages, and not as a penalty, in the amount of $1,150,000 payable as follows:

     1. Payments of $10,000 per month for 12 months commencing February 15, 1999;

     2.   Payment of $400,000 on January 15, 2000;

     3.   Payment of $200,000 on July 15, 2000; and

     4.   Payment of the Balance, as adjusted below, on January 15, 2001.

     The remaining Agreed Liquidated Damages due on January 15, 2001 shall be reduced by the difference between the Option Price under the new Option Agreement for 500,000 shares of Benz common stock, $0.01 par value and value of the aforesaid 500,000 Option Shares as of the date the payment of the balance of the Agreed Liquidated Damages. All cash payments payable to LaFlure hereunder shall be reduced by applicable federal, state or local withholding taxes. Notwithstanding anything herein contained to the contrary, the unpaid Agreed Liquidated Damages hereinabove set forth shall be immediately due and payable upon the occurrence of the following events:

     1. Merger of the Company and Benz with another domestic or foreign corporation in which there is a substantial change of control of Benz. A substantial change of control of Benz is defined on Exhibit "B" attached hereto and made a part hereof.

     2. Removal of Prentis B. Tomlinson, Jr. as Chief Executive Officer of the Company and Benz.

     3. Upon the filing of a voluntary or involuntary petition for bankruptcy of either the Company or Benz under applicable federal bankruptcy laws.

     4. Failure of the Company to make any of the payments as hereinabove set forth at the time such payments are due and payable. All past due payments shall bear interest at the rate of ten percent (10%) per annum from the date such payments are due and payable.

3. NEW STOCK OPTIONS. Contemporaneously herewith and in lieu of the Stock Option referred to in Paragraph 4 of the Employment Agreement and the Stock Option Agreement dated December 18, 1997 for 300,000 of Benz common stock, Benz shall grant to LaFlure a new Stock Option Agreement for 500,000 of Benz common stock $0.01 par value in the form of Stock Option Agreement attached hereto and marked Exhibit "C", and incorporated herein by reference. Upon receipt of the new Stock Option Agreement LaFlure shall execute a document terminating all of his rights and titles under the Stock Option Agreement dated as of December 18, 1997.

4. DIRECTOR'S LIABILITY INSURANCE. So long as LaFlure continues to serve as a Director of the Company and Benz, the Company shall continue to provide LaFlure with the same Director's Liability Insurance provided to other Directors.

    The Company and Benz make no representation or warranty that LaFlure will be nominated to serve as a Director at the next Annual Meeting of the Shareholders nor is there any assurance that LaFlure will not be removed as a Director of the Company or Benz by the Company's and Benz's shareholders. Notwithstanding anything contained herein to the contrary, in the event there is a change of the Board of Directors under the Encap Agreement pursuant to which Prentis B. Tomlinson, Jr. has the right to appoint one Director, LaFlure agrees to resign as a Director of either the Company or Benz if requested by Prentis B. Tomlinson, Jr.

5. GUARANTY. Notwithstanding the terms and provisions of this Termination Agreement, Tomlinson agrees and does hereby acknowledged that the Guaranty Agreement dated October 15, 1997, effective as of September 15, 1997, shall remain in full force and effect and Tomlinson joins herein for the sole purpose of ratifying and reaffirming his obligation and guarantee under the aforesaid Guaranty Agreement.

6. HEALTH INSURANCE. The Company agrees that at its sole cost and expense to continue current health insurance coverage for LaFlure as required by applicable law until January 15, 2000 and thereafter LaFlure shall have the option, at his election, to continue to have health insurance coverage under the Company's health insurance policies with cost of continuing such health insurance coverage to be deducted from all cash payment paid by the Company to LaFlure hereunder. The Company will prepare and file all required COBRA notices.

7. MUTUAL RELEASES. Contemporaneously herewith the Company, LaFlure and Benz have executed a Mutual Release in the form attached hereto and marked Exhibit "D", and incorporated herein by reference.

8. CORPORATE RESOLUTION. Contemporaneously herewith the Company and Benz will deliver to LaFlure a Certified Resolution of the Board of Directors of the Company and Benz authorizing and approving this Termination Agreement for and on behalf of the Company and Benz and as the act and deed of the Company and Benz.

9. THIRD-PARTY APPROVAL. The Company and Benz warrant and represent that they have obtained the required approval from certain lenders of the Company and Benz and the Vancouver Stock Exchange prior to the execution of this Termination Agreement.

10. PARTNERSHIP INTERESTS. The Company and Benz shall cause LGR Resources, Limited, a Texas Limited Partnership to provide, within ninety (90) days from the date hereof, a recordable assignment to LaFlure of his overriding royalty partnership interest as a Generator and Limited Partner with respect to the prospect identified on Exhibit "E" attached hereto and made a part hereof, conveying to LaFlure his overriding royalty partnership interest as set forth in the Limited Partnership Agreement of LGR Resources, Limited, a Texas Limited Partnership dated January 14, 1997.

11. JOINT PRESS RELEASE. The Company, Benz and LaFlure agree that any press release concerning the termination of LaFlure's employment with the Company shall be subject to the joint prior written approval of all parties.

12. PERSONAL PROPERTY. The Company and Benz agree that LaFlure shall have the right to remove all of his personal property from the Company's offices, including one Dell Inspiron N. 3000 lap top computer.

13. EFFECT ON EMPLOYMENT AGREEMENT. Except as herein amended, and notwithstanding anything herein contained to the contrary, the provisions of Paragraphs 12, 13, 14, 16, and 18 of the Employment Agreement dated September 30, 1997, effective as of October 15, 1997, shall remain in full force and effect.

14. CONFLICT. In the event of any conflict between terms and provisions of the Employment Agreement and this Termination Agreement, the terms and provisions of this Termination Agreement shall govern and control.

    IN WITNESS WHEREOF, the parties have executed this Termination Agreement as the day first above written.

                                       TEXSTAR PETROLEUM, INC.

                                       By /s/ Prentis B. Tomlinson, Jr.
                                         ----------------------------------
                                       Title:
                                       President and CEO

                                                                 "COMPANY"
                                        /s/ Ernest J. LaFlure
                                      -------------------------------------
                                      ERNEST J. LAFLURE
                                                                 "LAFLURE"


                                      BENZ ENERGY LTD.

                                      By /s/ Prentis B. Tomlinson, Jr.
                                      -------------------------------------
                                        Prentis B. Tomlinson, Jr.
                                        Chairman and CEO
                                                                    "BENZ"

                                         /s/ Prentis B. Tomlinson, Jr.
                                      -------------------------------------
                                        Prentis B. Tomlinson, Jr.
                                        Individually
                                                               "TOMLINSON"

                                  EXHIBIT "A"

                                      to

                             Termination Agreement



The Board of Directors of Texstar Petroleum, Inc.
and Benz Energy Ltd.

Gentlemen:

     Please be advised I do hereby tender my resignation as President and as a member of the Executive Committee and any other elected positions with Texstar Petroleum, Inc. and Benz Energy Ltd. effective as of February 15, 1999, except I am not resigning as a Director of either Texstar Petroleum, Inc. or Benz Energy Ltd.

     I respectfully request that a copy of this resignation be included in the Minutes of the Board of Directors of Texstar Petroleum, Inc. and Benz Energy Ltd.

                                       Very truly yours,


                                       /s/ Ernest J. LaFlure
                                       -----------------------------------------
                                       Ernest J. LaFlure

Dated: February 11, 1999
       -----------------
       Per the execution
       of the attached.

                                 EXHIBIT "A-1"



February 15, 1999

Mr. Prentis B. Tomlinson, Jr.
Benz Energy, Ltd.
1000 Louisiana, Suite 1500
Houston, Tx 77002

Prentis,

     The undersigned member of the Benz Energy Ltd. Board of Directors hereby tenders for future consideration and action this conditional offer to resign from the Benz Energy Ltd. Board of Directors.

     This letter is not to be considered by Benz Energy Ltd. prior to the occurrences of a Stakeholder Election as that term is defined in the Letter Agreement dated December 16, 1998, by and between Texstar Petroleum, Inc., Benz Energy Ltd., Calibre Energy, L.L.C., Benz Properties Ltd., Prentis B. Tomlinson, Jr., Texstar Holdings, L.L.C., Prentis B. Tomlinson, Jr., Trustee for and on behalf of the Slattery Trust, Ruston Trust and Houston Trust, and Heather J. Tomlinson, Trustee for and on behalf of the Starbucks Trust. My resignation shall be effective only if and when this offer is accepted in writing by Prentis Tomlinson on behalf of Benz Energy Ltd. and only in the event of a Stakeholder Election. My position on the Board of Directors shall be unaffected by this letter until this offer of resignation is accepted in writing by Prentis Tomlinson on behalf of Benz Energy Ltd.


                                       By: /s/ Ernest J. LaFlure
                                           Ernest J. LaFlure
                                           Director
                                           Benz Energy Ltd.

                                  EXHIBIT "B"

                                      to

                             Termination Agreement


     For purposes of the Termination Agreement, a "Substantial Change of Control of Benz" is hereby defined as follows:

     A "Substantial Change of Control" with respect to Benz shall be deemed to have occurred in the event that (1) any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended the ("Exchange Act")), acquires beneficial ownership (within the meaning of the aforesaid Section 13(d)) of 50% of the shares of the common stock of Benz or (2) the conveyance, sale, lease, assignment, transfer or other disposal of all or substantially of Benz's property, business or assets to an unrelated third party.

                                                                       EXHIBIT C


                               BENZ ENERGY, LTD.

                               OPTION AGREEMENT


     OPTION AGREEMENT dated as of February 15, 1999 between Benz Energy Ltd., a Yukon Territories corporation (the "Company"), and the undersigned employee (the "Optionee").

     In consideration of the services rendered to the Company by the Optionee, the Board of Directors of the Company (the "Board"), upon the recommendation of its Executive Committee (the "Committee"), has granted to the Optionee an option to purchase shares of common stock of the Company (the "Common Stock") under the Company's Stock Option Plan dated January 14, 1998, as amended (the "Plan"). Accordingly, the parties hereto agree as follows.

     1. GRANT OF OPTION. The Company hereby grants to the Optionee the right and option (the "Option") to purchase the number of shares of Common Stock (the "Shares") set forth on the signature page hereto at the exercise price set forth on the signature page hereto, reflecting the fair market value (as defined in the Plan) of the Common Stock as of the date hereof. This grant replaces, supercedes and fully terminates any prior option award or agreement to award options at a future date, subject to any required regulatory or shareholder approval. The shares, when issued to the Optionee upon exercise of the option, will be fully paid and non-assessable.

     2. OPTION PERIOD. The Option shall expire on the date set forth on the signature page hereto, subject to earlier termination as provided herein (the "Option Period"). If the Optionee ceases to be an employee of the Company or any subsidiary of the Company before the end of the Option Period, the Option shall expire on the earlier of the end of the Option Period or January 15, 2001, except as otherwise provided by Section 5 hereof. In the event he ceases to be an employee, and there is no prohibition on exercise under
Section 5 of the Plan, he may exercise his Option at any time prior to its expiration with respect to all or any part of the Shares subject thereto in which the right to purchase Shares had accrued or vested at the time he ceased to be an employee, except that the Option shall expire no later than the date that the Company fully prepays amounts due under the terms of a termination agreement.

     3. EXERCISE OF OPTION.

      (a) The Option shall vest immediately. The vested portion of the Option shall be exercisable in whole or in part at any time for the duration of the Option Period, except as provided by Sections 2 and 5 hereof.

      (b) To the extent vested, the Option may be exercised by the Optionee delivering to the Company's offices at 1000 Louisiana, 15th floor, Houston, Texas 77002, Attention: Chief Financial Officer (or any alternative address designated by the Company pursuant to the Plan) a written notice (an Exercise Notice) signed by the Optionee stating the number of Shares that the Optionee has elected to purchase and accompanied by payment (in the form specified in following Section 4 of this Agreement) of an amount equal to the full purchase price for the Shares to be purchased along with an address for delivery. Following receipt by the Company of the Exercise Notice and full payment of the purchase price for the Shares covered thereby, the Company shall instruct its stock transfer agent to issue, as soon as practicable, a certificate representing the Shares so purchased in the name of the Optionee or any nominee designated in the Exercise Notice and to deliver the certificate to the Optionee or any designated nominee.

Option Agreement, E. J. LaFlure, page 2



     4. PAYMENT UPON EXERCISE. The purchase price for Shares purchased under the Option shall be payable by (a) personal check or official bank check, (b) shares of Common Stock, or (c) any combination of (a) and (b). Any shares of Common Stock used to satisfy the purchase price of Shares purchased under the Option shall be valued on the last trading day preceding the delivery of the Exercise Notice. If the Optionee elects to pay any portion of the purchase price for Shares in accordance with clauses (b) or (c) above, the Exercise Notice shall state the portion to be applied toward the purchase price and shall be accompanied by the certificate(s) representing the surrendered shares of the Common Stock together with stock powers therefor duly executed by the Optionee in favor of the Company.

    5. EMPLOYMENT. This Option Agreement shall not confer on the Optionee any right to be continued in the employ of the Company or its subsidiaries.

     6. NON TRANSFERABILITY OF OPTION. The Option is not be transferable other than by will or by the laws of descent and distribution and may be exercised only by the Optionee.

     7. OWNERSHIP OF STOCK. Without the prior approval of the Committee, the Optionee shall not enter into any agreement or arrangement with any direct or indirect stockholder of the Company (i) for the purpose of acquiring, holding, voting or disposing of Stock, the Option or any other securities of the Company or (ii) conveying to that stockholder the power to vote or direct the voting, or the power to dispose or direct or control the disposition, of Stock or any other voting securities of the Company.

     8. INCORPORATION OF PLAN. The Option is subject to, and governed by, the terms and conditions of the Plan, which are hereby incorporated by reference. This Agreement, including the Plan incorporated by reference herein, is the entire agreement among the parties with respect to the subject matter and supersedes all prior agreements and understandings.

     9. WITHHOLDING TAX LIABILITY. The Optionee agrees to pay to the Company, in addition to the purchase price payable upon exercise of the Option, if so requested by the Company at its sole discretion, an amount sufficient to satisfy any withholding tax liability imposed as the result of any exercise of the Option.

     10. GOVERNING LAW. This Agreement, as well as the grant of the Option and issuance of the Shares, shall be governed by and construed in accordance with the laws of the State of Texas without regard to its conflicts of law provisions.

Option Agreement, E. J. LaFlure, page 3



     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                       Benz Energy, Ltd.

                                       By: /s/ Robert S. Herlin
                                           ----------------------------------
                                           Robert S. Herlin
                                           Senior Vice President & CFO


# Common Shares in Option:   500,000

Exercise Price of Option:    Cdn$.532
                             ---------

Termination Date of Option:  1/15/2001
                             ---------

By: /s/ Ernest J. LaFlure
    ----------------------------------
    Ernest J. LaFlure


Date: February 11, 1999
               --

                                  EXHIBIT "D"


                       MUTUAL GENERAL RELEASE AGREEMENT

     This Mutual General Release Agreement (the "Agreement") is entered into as of February 11, 1999, by and among Texstar Petroleum, Inc., a wholly owned subsidiary of Benz Energy, Ltd. ("Company"), Ernest J. LaFlure ("LaFlure") and Benz Energy, Ltd., a Yukon territories corporation ("Benz").

     This Agreement is entered into pursuant to and in compliance with that certain Termination Agreement dated February 11, 1999, among the parties, providing, among other things, the execution and delivery of this Agreement by the parties.

     NOW, THEREFORE, in consideration of the foregoing, the respective covenants and agreements herein contained, and in consideration of other good and valuable consideration, each to the other, the sufficiency and receipt of which is hereby acknowledged, the parties hereby agree, covenant and consent as follows:

1. Except with respect to the matters, rights and obligations specified in Paragraph 2 hereof, the parties, for themselves and on behalf of their respective officers, directors, shareholders, representatives, agents, attorneys, administrators, executors, heirs, assigns, predecessors and successors in interest, hereby release and forever discharge each other and each of their respective past, present, and future officers, directors, shareholders, representatives, agents, administrators, executors, predecessors in interest, successors in interest, heirs and assigns, and all other persons, firms or corporations with whom any of the former have been, are now, or may hereafter be affiliated (collectively, the "Released Parties"), from all past, present and future claims, demands, obligations, and causes of action of any nature whatsoever, whether in tort (including, without limitation, acts of active negligence), contract or any other theory of recovery in law, admiralty or equity, whether for compensatory or punitive damages, equitable relief or otherwise, and whether now known or unknown, suspected or unsuspected, which are based upon or arise out of or in connection with any matter, cause or thing existing at any time prior to the date hereof or anything done, omitted or suffered to be done or omitted at any time prior to the date hereof including any claims LaFlure may have under Title VII of the Civil Rights Act of 1964 or the Age Discrimination and Employment Act, as amended (collectively, except as set forth in Paragraph 2 below, the "Released Matters").

     Without in any way limiting the releases set forth above, such releases shall include, but not be limited to, any claims, demands, obligations or causes of action arising out of or related to or in any way connected with LaFlure's employment with the Company.

2. Notwithstanding the foregoing, however, the following claims, demands, obligations and causes of action are not released hereby:

      (a) any claim of any party against any other party arising from or related to any executory provision of this Agreement, the Termination Agreement or any instrument or agreement executed and delivered by any of the parties pursuant to the Termination Agreement (this Agreement, the Termination Agreement and such other instrument and agreements being collectively referred to herein as the "Settlement Documents");

      (b)   the obligation of the Company to pay LaFlure the Agreed
      Liquidated Damages set forth in Paragraph 2 of the Termination Agreement to which reference is hereby made;

      (c) the obligation of Benz to grant LaFlure a new Stock Option as set forth in Paragraph 3 of the Termination Agreement to which reference is hereby made;

      (d) the obligation of the Company to continue current health insurance coverage for LaFlure according to applicable law until January 15, 2000;

      (e) the obligation of the Company and Benz to cause LGR Resources, L.P., a Texas limited partnership, to provide a recordable Assignment to LaFlure of his partnership interest as a limited partner and generator in the aforesaid partnership;

      (f) the obligation of LaFlure to comply with the provisions of Paragraph 12 of the Employment Agreement dated September 30, 1997, effective as of October 15, 1997 relative to disclosure of confidential information of the Company; and

      (g) the Guaranty Agreement dated October 15, 1997 effective as of September 15, 1997 executed by Prentis B. Thomlinson, Jr. in favor of LaFlure.

3. The filing or bringing by any party to this Agreement of any claim, demand, obligation or cause of action against any person released hereunder in connection with any Released Matter shall constitute a breach of this Agreement and the Termination Agreement.

4. The parties represent, warrant and agree that in executing and entering into this Agreement, they are not relying and have not relied upon any representation, promise or statement made by anyone which is not recited, contained or embodied in the Settlement Documents. The parties understand and expressly assume the risk that any fact not recited, contained or embodied herein or therein may turn out hereafter to be other than, different from, or contrary to the facts now known to them or believed by them to be true. Nevertheless, the parties intend by this Agreement, and with the advice of their respective independently selected counsel, to release fully, finally and forever all Released Matters and agree that this Agreement shall be effective in all respects notwithstanding any such difference in facts, and shall not be subject to termination, modification or rescission by reason of any such difference in facts.

5. The parties hereby represent and warrant that they have not heretofore assigned or transferred or purported to assign or transfer to any person or entity all or any part of or any interest in any claim, contention, demand, cause of action relating to any Released

Matter. Each party hereto agrees to indemnify and to hold harmless the Released Parties against any claim, contention, demand, cause of action, obligation and liability of any nature, character or description whatsoever, including the payment of attorneys' fees and costs actually incurred, whether or not litigation is commenced, which may be based upon or which may arise out of or in connection with any such assignment or transfer or purported assignment or transfer.

6.  MISCELLANEOUS PROVISIONS:

         A. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective partners, officers, directors, shareholders, employees, agents, independent contractors and the successors, heirs, assigns, administrators, executors and representatives of each of the foregoing.

         B. This Agreement and the other Settlement Documents constitute and are intended to constitute the entire agreement of the parties concerning the subject matter hereof and thereof. No covenants, agreements, representations or warranties of any kind whatsoever have been made by any party hereto, except as specifically set forth herein or therein. All prior discussions and negotiations with respect to the subject matter hereof and thereof are superseded by this Agreement and the other Settlement Documents.

         C. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, the remaining provisions, and any partially invalid or unenforceable provisions, to the extent valid and enforceable, shall nevertheless be binding and valid and enforceable.

         D. The parties shall, from time to time, promptly execute and deliver such further instruments, documents and papers and perform such further acts as may be necessary or proper to carry out and effect the terms of this Agreement.

         E. This Agreement may not be modified or terminated orally and no modification, termination or waiver shall be valid unless in writing and signed by all of the parties.

         F. This Agreement shall be construed according to and governed by the laws of the State of Texas.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                                    TEXSTAR PETROLEUM, INC.


                                    By  /s/ Prentis B. Tomlinson, Jr.
                                      -----------------------------------
                                        Name:
                                        President & CEO

                                                                     "Company"



                                       /s/ Ernest J. LaFlure
                                      -----------------------------------
                                         ERNEST J. LaFLURE


                                                                     "LaFlure"




                                    BENZ ENERGY, LTD.


                                    By  /s/ Prentis B. Tomlinson, Jr.
                                      --------------------------------------
                                         Prentis B. Tomlinson, Jr.
                                         President & CEO


                                                                       "Benz"

                                  EXHIBIT "E"
                  TEXSTAR AND LAFLURE TERMINATION AGREEMENT

              LIST OF LAFLURE'S PARTICIPATING ROYALTY POOL INTERESTS
                 LGR RESOURCES, L.P., A TEXAS LIMITED PARTNERSHIP


                              PROPERTIES:

NAME                            STATE
----                            ------
Old Ocean                       TX
La Hinch                        TX
Sardis Church                   Miss.
Plum Grove                      TX
East Buffalo                    TX
Piave                           Miss.
Marble Creek                    Miss.
Greens Creek                    Miss.
Glancy                          Miss.
NE Sardis (EJL Prospect)        Miss.
Rayburn                         TX
Smithtown                       Miss.
Hershey                         Miss.
Eucutta                         Miss.
Oakhill (future wells)          TX
Lisbon (future wells)           LA.
Baber                           TX
San Salvador                    TX
Elsa                            TX
San Augustine                   TX